UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	JASN	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	JASNW	The NASDAQ Stock Market LLC

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)    On May 13, 2019, the Chief Executive Officer and Chief Financial Officer of Jason Industries, Inc. (the “Company”), after consultation with the Audit Committee of the Board of Directors and discussions with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2018, concluded that the Company’s previously issued financial statements as of and for the year ended December 31, 2018 should be restated and should no longer be relied upon.

In connection with preparing its financial statements for the quarter ended March 29, 2019, the Company identified an error in the income tax provision presented within the consolidated statement of operations for the year ended December 31, 2018 and deferred income taxes presented within the consolidated balance sheet as of December 31, 2018.

As a result of this error, the tax provision and net deferred tax liabilities as of and for the year ended December 31, 2018 were overstated by $6.2 million within the consolidated statement of operations and consolidated balance sheet.

Although the correction of this error does not change the Company’s reported net sales, operating income, EBITDA, Adjusted EBITDA, or operating cash flow, the Company determined that these changes have a material impact on the annual financial statements for the quarter and year ended December 31, 2018 as filed, and as a result, the restatement is required.

The Company intends to file the restated financial statements for the year ended December 31, 2018 on Form 10-K/A on the same date as this Current Report on Form 8-K. The Company also intends to revise the Company’s previously issued unaudited consolidated financial statements as of and for the three months ended March 30, 2018, as of and for the three and six months ended June 29, 2018 and as of and for the three and nine months ended September 28, 2018, prospectively.

In light of the restatement discussed above, the Company has reassessed the effectiveness of its disclosure controls and procedures and internal controls over financial reporting as of December 31, 2018, and has concluded that its disclosure controls and procedures and internal control over financial reporting were not effective as of December 31, 2018 due to the material weakness discussed below.

The Company has identified a material weakness in its internal control over financial reporting as the Company did not maintain effective control over the analysis of the recoverability of deferred tax assets as of December 31, 2018.  Further details and remediation plans will be included in the Company’s Form 10-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By: /s/ Chad M. Paris
Name: Chad M. Paris
Title: Senior Vice President and Chief Financial Officer

Date: May 13, 2019